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INDEPENDENT AUDITORS' CONSENT
___________________________________________________________________

The Board of Directors and Shareholders
IDS Investment Series, Inc.:

The audits referred to in our report dated November 3, 1995 included the related supplementary financial statement data in
Schedule III on pages 2 & 3 of Part C of this Registration Statement. The supplementary financial statement data is the responsibility of Fund Management. Our responsibility is to express an opinion on this supplementary financial statement data based on our audit. In our opinion, such supplementary financial statement data, when considered with the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 29, 1995
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
                                          SCHEDULE III

IDS DIVERSIFIED EQUITY INCOME FUND
INVESTMENTS IN AFFILIATES
(AS DEFINED IN SECTION 2 (a) OF THE INVESTMENT COMPANY ACT OF 1940) YEAR ENDED SEPTEMBER 30, 1995

COLUMN A               COLUMN B                 COLUMN C                      COLUMN D                 COLUMN E
___________________________________________________________________________________________________________________
                                                Amount of equity in
Name of issuer and     Number of shares held    net profit and loss           Amount of                Value at
title of issuer        at close of year         for the year                  dividend income          Sept. 30, 1995

Common stocks:

None

Note:

(a)  Non-income producing.

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
                                      SCHEDULE III (CONT'D)

IDS DIVERSIFIED EQUITY INCOME FUND
CHANGES IN INVESTMENTS IN AFFILIATES
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995

                                             Gross           Gross
                          Shares held      purchases         sales       Shares held       Market value        Amount of
Name of issuer            at beginning        and             and         at close              at             dividend
and title of issuer         of year        additions       reductions     of year         Sept. 30, 1995        income
__________________________________________________________________________________________________________________________
Common stock:

Conso Products            300,000          --               300,000       --              --                       (a)

Malan Realty              225,000          --               225,000       --              --                   182,750

                          _______          ________         _______       ________        ________             _______

                          525,000          --               525,000       --              --                   182,750
                          =======          ========         =======       ========        ========             =======

Note:

(a)  Non-income producing.

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